BARCLAYS

Project Integrate

August 9, 2018

Table of Contents

Disclaimer

The following pages contain material that was provided to the Board of Directors (the "Board") of Medley Management Inc. (the "Company") by Barclays Capital Inc. ("Barclays"). The accompanying material and any Barclays presentation related to the material was compiled or prepared on a confidential basis solely for consideration by the Board and no part of it may be reproduced, distributed or transmitted without the prior written consent of Barclays. The information contained in this material was obtained from the Company, and/or publicly available sources, and Barclays has relied upon such information without independent verification thereof and does not assume any liability for any such information. These materials are being provided in connection with an actual engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Barclays.

Any estimates, historical financial information, projections and other information contained herein have been prepared by management of the Company or were obtained from publicly available sources (approved for Barclays' use by the Company) or are based upon such estimates and projections. With respect to such estimates and projections, Barclays has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates, projections and judgment of the management of the Company. The projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, whether as to the past or the future. The analysis contained herein is based on current market conditions which are subject to change and Barclays assumes no obligation to update or otherwise revise these materials. Nothing in these materials shall be deemed to constitute investment, legal, tax, financial, accounting or other advice.

Because these materials were prepared for use in the context of a presentation to the Board, these materials are incomplete without reference to, and should be assessed solely in conjunction with, the oral briefing provided by Barclays. These materials were not prepared to comply with the disclosure standards under state and federal securities laws or any other applicable laws and, to the extent the material may be considered by readers not as familiar with the business and affairs of the Company as the Board, none of the Company, Barclays, their respective affiliates or any of their respective legal or financial advisors or accountants takes any responsibility for the accuracy or completeness of any of the material if used by persons other than the Board. These materials are not intended to provide the sole basis for evaluation of the proposed transaction and do not purport to contain all information that may be required and should not be considered a recommendation with respect to the proposed transaction.

Barclays has not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained herein do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Barclays' role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company.

Barclays, its subsidiaries and affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Medley Capital Corp. or Sierra Income Corp. for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

These materials do not constitute nor do they form part of an offer to sell or purchase, or the solicitation of an offer to sell or purchase, any securities or any of the businesses or assets described herein or an offer of financing or an offer or recommendation to enter into any transaction described herein.

Barclays Capital Inc. is the United States investment bank of Barclays Bank PLC. Barclays Bank PLC is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority (Financial Services Register No. 122702). Registered in England. Registered No. 1026167. Registered office: 1 Churchill Place, London E14 5HP.

Executive Summary

Executive Summary

Barclays is pleased to present to the Special Committee of the Board of Directors of Medley Management Inc. in connection with the proposed three-way combination of MDLY, MCC and SIC

Situation Overview	• The board of directors of Medley Management Inc. ("MDLY" or the "Company") has received a proposal for a three-way combination of Sierra Income Corp. ("SIC"), Medley Capital Corp. ("MCC") and MDLY • The current offer represents a mix of cash, stock and a special dividend that provides a significant premium to market value • MDLY management believes the transaction will offer benefits in the form of scale, more favorable financing terms to the company, increased liquidity to shareholders, and a simplified internalized structure • The proposal comes at the end of a sale process that initiated in mid-2017
Special Committee's Request / Barclays Role	• The Special Committee of the Board of Directors of the Company (the "Special Committee") has retained Barclays to provide financial advisory services to the Special Committee with respect to the proposed transaction
Scope of Work	• Provide general business and financial analyses of MDLY • Assist the Special Committee in reviewing strategic alternatives available to the company • Assist the Special Committee in evaluating any proposals for a sale or other strategic transaction • Assist in negotiations and related strategy concerning such sale and/or proposals • Render a written opinion to the Special Committee with respect to the fairness, from a financial point of view, to the minority, non-management stockholders of the Company

Strategic Rationale

Scale	• A combination of MDLY, SIC and MCC would create the 2nd largest internally managed and 7th largest publicly traded business development company ("BDC") • Consistent with asset management industry-wide push for scale that is driving strategic consolidation among alternative credit managers • Allows Medley to face borrowers, lenders and other market constituents with a larger, consolidated balance sheet
Liquidity	• The proposed combination will create a new pro forma internally managed BDC ▪ ~$2.0 billion of assets ▪ ~$1.1 billion net asset value ("NAV") ▪ Combined company would have ~1.4% ownership by current MDLY class A shareholders
Simplified Structure	• Internalization of MCC and SIC simplifies Medley's organizational structure • MDLY management estimates $6.8 million of expense savings through synergies and eliminations of public company costs

MDLY Rationale	MCC Rationale	SIC Rationale
• Premium to current share price • Significant cash consideration • Stock consideration paid in the form of a larger Pro Forma SIC entity	• Premium to current share price • Stock consideration paid in the form of a larger Pro Forma SIC entity • Potential for valuation uplift from internalizing management	• Will be listed as a publicly traded equity security as of the closing of the transactions • Acquires MCC at a discount to NAV

Source: MDLY Board Materials dated July 30, 2018.

Pro Forma BDC Market Position

Public BDCs by Assets

($ in mm)

Manager	Assets	Market Cap	Price / NAV
Ares Capital	$12,297	$7,401	1.02 x
Pro Forma FSIC [1]	8,335	NA	NA
Prospect Capital	5,851	2,492	0.74
Main Street Capital	**2,461**	**2,458**	**1.69**
Apollo Investment	2,312	1,277	0.90
New Mountain Finance	2,206	1,073	1.04
Pro Forma SIC[2]	**1,998**	**NA**	**NA**
TPG Specialty Lending, Inc.	1,978	1,299	1.22
TCG BDC, Inc.	1,991	1,113	0.98
Golub Capital	1,816	1,136	1.18
Hercules Technology Growth Capital	**1,793**	**1,278**	**1.33**
TCP Capital	1,666	868	0.99
Solar Capital	1,651	906	0.98
Oaktree Specialty Lending Corp.	1,633	695	0.83
Goldman Sachs BDC, Inc.	1,263	888	1.22
PennantPark Investment	1,154	536	0.84
Sierra Income Corporation[2]	1,097	NA	NA
Triangle Capital[3]	**1,093**	**668**	**0.86**
PennantPark Floating Rate	887	530	0.98
Blackrock Kelso	800	430	0.80
Medley Capital[2]	791	185	0.48
Fidus Investment	678	365	0.92
Mean	**2,670**	**1,414**	**0.99 x**

Source: FactSet, SNL Financial, Relevant company filings. Market data as of August 8, 2018.
Note: Bold indicated internally managed BDCs.
1. *Pro forma for merger between CCT and FSIC announced on July 23, 2018.*
2. *Per MDLY Board Materials dated July 30, 2018.*
3. *Market data as of August 2, 2018 to reflect valuation prior to the closing of externalization transaction with Barings LLC, the closing of which was announced after the market closed on August 2, 2018.*

BARCLAYS

Pro Forma Structure Overview

- **Pro Forma SIC is created by a three-way combination of SIC, MCC and MDLY through two contemporaneous transactions that will be cross-conditioned upon each other**
- **The offer proposes for each MDLY share: Class A Shareholders get $4.09 cash consideration (including $0.65 special cash dividend) and 0.3836 shares of SIC and LLC Unitholders get $3.79 cash consideration (including $0.35 special cash dividend) and 0.3836 shares of SIC**

Pro Forma SIC



SIC
(Ticker: TBD)
1
2
SIC Portfolio
MCC Portfolio
3
MDLY
(NYSE: MDLY)
Medley LLC
Bonds
Advisory Contract
SIC Advisors
Other Advisory Entities
Advisory Contracts
Private, Fund and SMAs, Etc.

Transaction Highlights

1. SIC is the acquirer of both MDLY and MCC
2. MCC acquired by SIC for stock
   - 0.805 SIC shares per MCC share
   - Total value to MCC shareholders depends on the market valuation of Pro Forma SIC
   - $5.90 NAV per MCC share based on SIC 6/30/2018 pro forma NAV[1]
3. MDLY acquired by SIC for cash and stock
   - **Class A Shareholders:**
     - $4.09 cash consideration (including $0.65 special cash dividend pre-closing) and 0.3836 shares of SIC per MDLY share to public
     - Total value to MDLY Class A shareholders depends on the market valuation of SIC
     - For example, consideration translates to $6.90 per MDLY share assuming BDC median ~1x price to 6/30/2018 NAV on a pro forma basis[1]
   - **LLC Unitholders:**
     - $3.79 cash consideration (including $0.35 special cash dividend pre-closing) and 0.3836 shares of SIC per MDLY share to public
     - Total value to MDLY LLC unitholders depends on the market valuation of SIC
     - For example, consideration translates to $6.60 per MDLY share assuming BDC median ~1x price to 6/30/2018 NAV on a pro forma basis[1]
   - MDLY RSUs to vest over time into SIC shares at a 0.8532 exchange ratio; assumes holders receive $0.35 special cash dividend
   - LLC unitholders to receive 0% of the Tax Receivable Agreement ("TRA") value (versus 85% share in contractual agreement)
   - Approximately 100% of management's after-tax proceeds will be rolled[1]

Source: MDLY Board Materials dated July 30, 2018.

1. Based on MDLY management proposal per MDLY Board Materials dated July 30, 2018 and current MCC, SIC and MDLY estimates per MDLY management.

Historical Performance by Entity

Historical Stock Price (Since MDLY IPO)



$18
$14
$10
$6
$2
Sep-14
Feb-15
Jul-15
Nov-15
Apr-16
Aug-16
Jan-17
Jun-17
Oct-17
Mar-18
Aug-18
MDLY
MCC
SIC(1)

NAV & Dividend Performance



NAV / Share
Dividend / Share
$14
$12
$10
$8
$6
$0.40
$0.30
$0.20
$0.10
$0.00
Sep-14
Mar-15
Aug-15
Jan-16
Jun-16
Dec-16
May-17
Oct-17
Mar-18
MCC NAV
SIC NAV
MCC Dividend
SIC Dividend
MDLY Dividend

Source: SIC website, FactSet, SNL. Note: Market data as of August 8, 2018. Financial data as of March 31, 2018.

1. *Offering price shown per SIC website. Sierra Income Corporation closed its public offering on July 31, 2018.*

BARCLAYS

MDLY Valuation

Analysis of Proposed Consideration

Value to MDLY shareholders is dependent upon the Price to NAV valuation of Pro Forma SIC

Valuation at Various Pro Forma SIC Assumed NAV Multiples

	Metric	0.49x [4]	0.60x	0.70x	0.80x	0.90x	1.00x [5]
Implied Pro Forma SIC Share Price		**$3.59**	**$4.40**	**$5.13**	**$5.86**	**$6.60**	**$7.33**
Pro Forma SIC NAV per Share[1]	**$7.33**						
MDLY							
Stock Consideration	0.3836 x	$1.38	$1.69	$1.97	$2.25	$2.53	$2.81
Cash Consideration		3.44	3.44	3.44	3.44	3.44	3.44
Price Per Share		$4.82	$5.13	$5.41	$5.69	$5.97	$6.25
LLC Unitholder Special Dividend		0.35	0.35	0.35	0.35	0.35	0.35
Total Consideration to LLC Unitholders		**$5.17**	**$5.48**	**$5.76**	**$6.04**	**$6.32**	**$6.60**
Class A Special Dividend (pre-closing)		0.65	0.65	0.65	0.65	0.65	0.65
Total Consideration to Class A Shareholders		**$5.47**	**$5.78**	**$6.06**	**$6.34**	**$6.62**	**$6.90**
Memo: Cash Consideration to Class A Shareholders		*4.09*	*4.09*	*4.09*	*4.09*	*4.09*	*4.09*
Premium / (Discount) for Class A Shareholders							
Current Share Price	**$3.45**	**58.5%**	**67.5%**	**75.6%**	**83.8%**	**91.9%**	**100.1%**
52-Week High (December 21, 2017)	7.15	(23.5%)	(19.2%)	(15.3%)	(11.3%)	(7.4%)	(3.5%)
52-Week Low (June 14, 2018)	3.10	76.4%	86.4%	95.4%	104.5%	113.6%	122.6%
90-Day VWAP	4.03	35.7%	43.4%	50.3%	57.3%	64.3%	71.3%
Implied Enterprise Valuation Pro Forma SIC							
Equity Capitalization[2]		$167.9	$177.8	$186.8	$195.9	$204.9	$214.0
Plus: Net Debt		99.0	99.0	99.0	99.0	99.0	99.0
Implied Enterprise Value		$266.9	$276.8	$285.8	$294.9	$303.9	$313.0
Summary MDLY Valuation Metrics for Pro Forma SIC [3]							
2018E P / E	$12.6	13.3x	14.1x	14.8x	15.5x	16.2x	16.9x
2019E P / E	23.6	7.1	7.5	7.9	8.3	8.7	9.1
2018E EV / EBITDA	26.5	10.1	10.4	10.8	11.1	11.5	11.8
2019E EV / EBITDA	38.2	7.0	7.3	7.5	7.7	8.0	8.2

Source: MDLY Board Materials dated July 30, 2018, Bloomberg, FactSet.
Note: Market data as of August 8, 2018. Financial data based on management estimates as of June 30, 2018.

1. *Total NAV of Pro Forma SIC is $1,122mm.*
2. *Calculated as Total Consideration to Class A Shareholders times Class A Shares Outstanding (5.563mm), plus Total Consideration to LLC Unitholders times the sum of LLC Units (24.839mm) and Unvested RSUs (1.755mm).*
3. *Forward looking EBITDA and EPS estimates per MDLY management forecasts posted to the Integrate ShareVault virtual data room.*
4. *Current Medley Capital Corporation P/NAV.*
5. *Selected range of 0.8x – 1.0x Pro Forma SIC P / NAV multiples.*

MDLY Valuation Summary per Class A Share

Indicative Price Valuation per Class A Share



($ in millions)
Trading Comparables: Asset Management
P/E
2018E Earnings
$12.6
10.0x - 12.0x
$3.93
$4.72
2019E Earnings
$23.6
8.0x - 10.0x
$5.88
$7.35
EV / EBITDA(1)
2018E EBITDA
$26.5
6.0x - 8.0x
$1.87
$3.51
2019E EBITDA
$38.2
5.5x - 7.5x
$3.45
$5.82
AM Prec. Trans.
EV / EBITDA(1)
2018E EBITDA
$26.5
9.0x - 12.0x
$4.34
$6.81
DCF
WACC
15.0% - 13.0%
Exit Multiple
5.5x - 7.5x
$6.17
$8.94
Solely For Reference
Historical Trading Performance
52 Week High/Low
$3.10 - $7.15
$3.10
$7.15
Precedent Premiums Paid(2)
Premium to Mkt. Cap.
15.0% - 25.0%
$4.26
$4.63
Current Analyst Price Targets(3)
$6.00 - $6.25
$6.00
$6.25
0.48x P/NAV ($5.45)(4)
X
X
Cash Consideration
Current Share Price: $3.45
0.80x – 1.00x P/NAV ($6.34 – $6.90)(4)

Implied Metrics for Class A Shareholders	$1.50	$2.50	$3.50	$4.50	$5.50		$6.50		$7.50	$8.50	$9.50
Implied Pro Forma SIC Price / NAV	-	-	-	0.15x	0.50x	0.80x	0.86x	1.00x	1.21x	1.57x	1.92x
Price / 2018E Earnings	3.8x	6.4x	8.9x	11.4x	14.0x	16.1x	16.5x	17.6x	19.1x	21.6x	24.2x
Price / 2019E Earnings	2.0	3.4	4.8	6.1	7.5	8.6	8.8	9.4	10.2	11.6	12.9
EV / 2018E EBITDA	5.6	6.8	8.0	9.2	10.4	11.4	11.6	12.1	12.8	14.0	15.3
EV / 2019E EBITDA	3.9	4.7	5.5	6.4	7.2	7.9	8.1	8.4	8.9	9.8	10.6

Note: Estimates per MDLY management forecasts posted to the Integrate ShareVault virtual data room. Note: Market data as of August 8, 2018.

1. *Net of $99mm net debt, per MDLY management.*
2. *Based on deals between $100 million and $300 million where a premium was paid for deals completed between January 1, 2014 through July 26, 2018.*
3. *Analyst price targets include Credit Suisse (June 8, 2018) and Compass Point Research (May 24, 2018).*
4. *Selected range of 0.8x – 1.0x Pro Forma SIC P / NAV multiples. 0.49x is the current P/NAV multiple of MCC.*

BARCLAYS

Select Trading Comparables: Asset Management

Price / EPS [(1)]

P / 2018E



10.0x - 12.0x (3)
Cohen & Steers 17.5x
Manning and Napier 13.0x
Pzena 11.4x
Medley 11.3x
Artisan 11.3x
Virtus 10.7x
Federated 10.2x
Waddell & Reed 9.5x
BrightSphere 6.6x
Victory Capital 6.0x
Oaktree 15.1x
Ares 13.6x
0.0x
5.0x
10.0x
15.0x
20.0x

P / 2019E



8.0x - 10.0x (3)
Manning and Napier 19.3x
Cohen & Steers 16.5x
Pzena 11.0x
Artisan 10.6x
Waddell & Reed 10.1x
Federated 9.6x
Virtus 9.5x
Medley 8.6x
BrightSphere 6.4x
Victory Capital 5.7x
Oaktree 12.0x
Ares 11.3x
0.0x
5.0x
10.0x
15.0x
20.0x

EV / EBITDA [(2)]

2018E



6.0x – 8.0x (3)
Cohen & Steers 12.3x
Pzena 8.9x
Artisan 8.4x
Virtus 8.3x
Medley 7.9x
Federated 7.2x
Victory Capital 6.5x
Waddell & Reed 6.4x
Manning and Napier 5.5x
BrightSphere 5.5x
0.0x
5.0x
10.0x
15.0x

2019E



5.5x – 7.0x (3)
Cohen & Steers 11.7x
Manning and Napier 10.2x
Pzena 8.7x
Artisan 8.1x
Virtus 7.4x
Waddell & Reed 6.9x
Medley 6.8x
Federated 6.5x
Victory Capital 6.3x
BrightSphere 5.4x
0.0x
5.0x
10.0x
15.0x

Traditional Asset Managers   Alternative Asset Managers

Sources: Relevant company filings, SNL Financial, FactSet and Bloomberg. Market data as of August 8, 2018. Financial data as of most recent quarter.
1. Multiples calculated based on calendarized year; multiples exclude one time / extraordinary expenses. 2. Enterprise value equal to market value, less cash & equivalents, plus long term debt, plus minority interest. EV / EBITDA multiples not shown for alternative asset managers. 3. Range used on page 8 in the valuation summary for the respective metric.

BARCLAYS

Select Precedent Transactions: Asset Management

Select Asset Management Transactions


EV/EBITDA
20.0x
15.0x
10.0x
5.0x
0.0x
9.0x - 12.0x (1)
Average 11.2x
10.2x
8.8x
11.4x
10.8x
5.3x
11.2x
11.3x
11.9x
19.6x
16.1x
6.7x
10.0x
NM
12.8x

Target	CIFC	Janus	Pioneer Investments	RidgeWorth	Calamos	Aberdeen	Aletti Gestielle SGR	PAX	Guggenheim (ETF business)	etf securities	Cole Capital	Old Mutual (Single Strategy business)	ZAIS Group	Hermes
Acquirer	FAB Partners	Henderson	Amundi	Virtus	"MBO"	Standard Life	Anima	Impax	Invesco	WisdomTree	CIM	TA Associates	"MBO"	Federated
Announced Date	Aug-16	Oct-16	Dec-16	Dec-16	Dec-16	Mar-17	Aug-17	Sep-17	Sep-17	Nov-17	Nov-17	Dec-17	Jan-18	Apr-18

Source: Relevant company filings, SNL Financial, FactSet.
1. Range used on page 8 in the valuation summary for the Asset Management precedent transactions.

U.S. Precedent Transactions: Premium Analysis

U.S. M&A Transactions by Consideration


# of deals
43
58
55
48
12
100%
75%
50%
25%
0%
28%
23%
49%
16%
17%
67%
11%
15%
75%
23%
19%
58%
100%
2014
2015
2016
2017
2018 YTD

U.S. 1-Day Bid Premia by Consideration


40.0%
30.0%
20.0%
10.0%
0.0%
20%
36%
14%
17%
11%
21%
16%
26%
12%
16%
12%
10%
18%
16%
20%
14%
2014
2015
2016
2017
2018 YTD
Total

U.S. 30-Day Bid Premia by Consideration


40.0%
30.0%
20.0%
10.0%
0.0%
23%
36%
24%
23%
16%
19%
11%
27%
13%
22%
16%
13%
22%
22%
21%
17%
2014
2015
2016
2017
2018 YTD
Total

Cash / Stock Mix   Stock   Cash

Source: Dealogic.
Note: Includes deals between $100 million and $300 million where a premium was paid for deals completed between January 1, 2014 through July 26, 2018.

BARCLAYS

MDLY: Discounted Cash Flow Analysis

Build of Free Cash Flow and Total Value

Free Cash Flow

($ in millions)

	Historical Financials			Projected Financials			
	2015A	**2016A**	**2017A**	**2018E**	**2019E**	**2020E**	**2021E**
Total Revenues	$67.4	$76.0	$65.8	$63.3	$77.3	$91.0	$105.9
EBITDA	$41.7	$38.5	$29.4	$26.5	$38.2	$46.8	$54.5
Less: Taxes				(2.2)	(2.8)	(3.6)	(4.4)
Less: Capital Expenditures[1]				(0.2)	(0.2)	(0.2)	(0.2)
Less: Growth in Net Working Capital[2]				(0.2)	(1.0)	(1.0)	(1.4)
Free Cash Flows				**$24.0**	**$34.2**	**$42.0**	**$48.6**

Sensitivities

WACC	NPV of Cash Flows (2019-21)	Terminal Value: 2021 EV/EBITDA Multiple			Total EV: 2021 EV/EBITDA Multiple		
		5.5x	**6.5x**	**7.5x**	**5.5x**	**6.5x**	**7.5x**
13.0%	$103	$208	$246	$283	$311	$349	$386
14.0%	102	202	239	276	304	341	378
15.0%	100	197	233	269	297	333	369

WACC	Implied TV Growth Rate at 2021 EV/EBITDA Multiples			Total Equity Value: 2021 EV/EBITDA Multiple		
	5.5x	**6.5x**	**7.5x**	**5.5x**	**6.5x**	**7.5x**
13.0%	(2.7%)	(0.6%)	1.0%	212	250	287
14.0%	(1.9%)	0.3%	1.9%	205	242	279
15.0%	(1.0%)	1.1%	2.8%	198	234	270

Note: Estimates per MDLY management forecasts posted to the Integrate ShareVault virtual data room. Note: See appendix for WACC calculation detail.
1. *Management assumption: $150k per year, primarily related to technology.*
2. *Management assumption: Net working capital equal to 25 – 30% of annual operating expenses.*

BARCLAYS

Pro Forma SIC Valuation

MCC and SIC Historical and Projected Financial Data

Historical and Forecasted P&L – MCC

($ in millions)	2016A	2017A	2018E	2019E	2020E	2021E
Investment Income	$112.4	$90.8	$62.3	$69.0	$68.9	$67.8
Expenses						
Management Fees	$23.4	$17.3	$13.7	$13.4	$13.4	$13.4
Interest Expenses	31.1	30.4	27.2	25.6	25.3	24.9
G&A	9.3	9.5	10.4	10.2	10.2	10.2
Total Expenses	**$63.8**	**$57.1**	**$51.3**	**$49.2**	**$48.9**	**$48.5**
Net Investment Income	**$48.6**	**$33.7**	**$11.0**	**$19.8**	**$20.0**	**$19.3**
Growth	*(28.8%)*	*(30.7%)*	*(67.3%)*	*79.6%*	*1.0%*	*(3.7%)*
AUM	$917.6	$835.9	$767.0	$767.0	$767.0	$767.0
Growth	*(9.1%)*	*(8.9%)*	*(8.2%)*	-	-	-
NAV	511.3	419.8	349.8	349.8	349.8	349.8
Growth	*(17.7%)*	*(17.9%)*	*(16.7%)*	-	-	-

Historical and Forecasted P&L – SIC

($ in millions)	2016A	2017A	2018E	2019E	2020E	2021E
Investment Income	$99.8	$107.2	$103.0	$110.3	$115.2	$121.8
Expenses						
Management Fees	$29.2	$25.9	$21.8	$27.5	$30.2	$32.5
Interest Expenses	13.5	18.3	22.0	23.6	23.9	25.2
G&A	(2.9)	10.5	11.3	10.5	10.4	10.4
Total	$39.8	$54.7	$55.1	$61.6	$64.6	$68.1
Net Investment Income	**$60.0**	**$52.5**	**$47.9**	**$48.8**	**$50.7**	**$53.6**
Growth	*29.0%*	*(12.4%)*	*(8.8%)*	*1.8%*	*3.9%*	*5.9%*
AUM	$1,062.8	$1,112.1	$1,144.6	$1,144.6	$1,224.6	$1,304.6
Growth	*8.0%*	*4.6%*	*2.9%*	-	*7.0%*	*6.5%*
NAV	773.1	740.0	$700.4	$690.8	$732.3	$776.7
Growth	*14.7%*	*(4.3%)*	*(5.3%)*	*(1.4%)*	*6.0%*	*6.1%*

Source: MDLY management forecasts uploaded to the Integrate ShareVault virtual data room.

Pro Forma SIC Financial Information

3-Year Pro Forma SIC P&L

	($ in millions)	2019E	2020E	2021E
MDLY P&L	**MDLY**			
	MDLY Pre-Tax Net Income	$26.5	$35.1	$42.8
	(-) Step-Up Amortization	(18.0)	(18.0)	(18.0)
	MDLY Taxable Net Income	$8.5	$17.1	$24.8
	(-) Tax Expense	(2.8)	(5.7)	(8.2)
	(+) Step-Up Amortization	18.0	18.0	18.0
	(-) TRA Payments	0.0	0.0	0.0
	MDLY After-Tax Net Income	**$23.7**	**$29.4**	**$34.6**
Pro Forma SIC P&L	**Pro Forma SIC P&L**			
	SIC NII	$48.8	$50.7	$53.6
	(+) MCC NII	19.8	20.0	19.3
	(+) MDLY NII	23.7	29.4	34.6
	(+) Synergies	6.8	6.8	6.8
	(-) Incremental Compensation	(7.5)	(8.7)	(9.9)
	(-) Pre-Tax Incremental CoF	(2.3)	(2.3)	(2.3)
	PF SIC NII	**$89.2**	**$95.9**	**$102.1**
	NII / Share [1]	*$0.58*	*$0.63*	*$0.67*
	NAV	**$1,109**	**$1,150**	**$1,195**
	NAV / Share	*$7.24*	*$7.51*	*$7.80*
	SIC Shares (63.2%)	96.785	96.785	96.785
	Shares Issued to MCC (28.2%)	43.179	43.179	43.179
	Shares Issued to MDLY (8.6%)	13.160	13.160	13.160
	PF SIC Shares Outstanding	**153.124**	**153.124**	**153.124**

Source: MDLY management forecasts uploaded to the Integrate ShareVault virtual data room.
1. *Shares outstanding assumed to remain constant.*

BARCLAYS

Pro Forma SIC Balance Sheet Adjustments as of June 30, 2018

($ in millions)	SIC	(+) MCC	(+) Adj.	SIC & MCC	(+) MDLY	(+) Adj.	Pro Forma SIC
Assets							
Cash & Cash Equivalents	$80	$144	-	$224	-	($70)	$154
Investment Assets	1,006	636	-	1,642	200	(24)	1,818
Goodwill	-	-	-	-	-		-
Other Assets	16	10	-	26	-		26
Total Assets	$1,102	$790	-	$1,892	$200	($94)	$1,998
Liabilities							
Existing Debt	$385	$276	-	$661	-	-	$661
New Debt	-	-	-	-	-	38	38
SBA Debentures	-	150	-	150	-	-	150
Other Liabilities	13	14	-	27	-	-	27
Total Liabilities	$398	$440	-	$838	-	$38	$876
Equity							
Net Assets	$704	$350	-	$1,054	$200	($133)	$1,122
Total Equity	$704	$350	-	$1,054	$200	($133)	$1,122
Total Liabilities and Equity	$1,102	$790	-	$1,892	$200	($94)	$1,998
Key Metrics							
Memo: Bargain Purchase Gain	-	-	$32	$32	-	-	$32
Memo: Total Return Swap	123	-	(123)	-	-	-	-
GAAP Debt / NAV	0.55x	1.22x		0.77x			0.76x
Regulatory Debt / NAV	0.72	0.79		0.63			0.62
SIC Shares Outstanding	96.785	-	43.179	139.964	-	13.160	153.124
MCC Shares Outstanding	-	54.474	(54.474)	-	-		-
NAV per Share	$7.27	$6.43		$7.53			$7.33

Entity | Transaction Adjustments | Combined Entities

Source: MDLY Board Materials dated July 30, 2018.

BARCLAYS

MCC and SIC Portfolio Concentration



MCC
SIC
Pro Forma SIC & MCC
Portfolio by Industry
Services: Business 20%
Construction & Building 18%
Multisector Holdings 9%
Energy: Oil & Gas 7%
High Tech Industries 7%
Healthcare & Pharmaceuticals 6%
Hotel, Gaming & Leisure 6%
Multi-Sector Holdings 15%
Services: Business 15%
Healthcare & Pharmaceuticals 7%
High Tech Industries 7%
Aerospace & Defense 6%
Finance, Insurance & Real Estate 5%
Construction & Building 5%
Wholesale 5%
Services: Business 17%
Construction & Building 11%
Multi-Sector Holdings 9%
High Tech Industries 7%
Healthcare & Pharmaceuticals 7%
Aerospace & Defense 6%
Hotel, Gaming & Leisure 5%
Energy: Oil & Gas 5%
Portfolio by Security
Equity / Warrants 14%
First Lien Term Loans 63%
Senior Loan JV 9%
First Lien Notes 3%
Second Lien Term Loans 11%
Equity / Warrants 8%
First Lien Term Loans 51%
Senior Loan JV 8%
Unsecured Debt 7%
First Lien Notes 4%
Second Lien Term Loans 22%
Equity / Warrants 10%
First Lien Term Loans 56%
Senior Loan JV 9%
Unsecured Debt 4%
First Lien Notes 4%
Second Lien Term Loans 17%

Source: Relevant company filings, SNL Financial and FactSet. Note: Financial data as of March 31, 2018.

Pro Forma SIC Valuation Summary

Indicative Per Share Valuation

($ in millions)

BDC Trading Comps	**Price / NAV (Internally Managed)**	**NAV** $1,122	1.10x - 1.30x
	Price / NAV (Externally Managed)	**NAV** $1,122	0.85x - 0.95x
BDC Prec. Trans.	**Price / NAV**	**NAV** $1,122	0.80x - 1.00x
DCF	**Discount Rate**		10.0% - 8.0%
	Exit Multiple (P/NAV)		0.80x - 1.00x



$8.06
$9.53
$6.23
$6.96
$5.86
$7.33
$6.31
$7.86
$5.13
$5.86
$6.60
$7.33
$8.06
$8.80
$9.53
Price / NAV
0.70x
0.80x
0.90x
1.00x
1.10x
1.20x
1.30x

Note: NAV per MDLY Board Materials dated July 30, 2018.
Note: Selected range represents 0.8x – 1.0x Pro Forma SIC P / NAV multiples

BARCLAYS

Select Trading Comparables: BDCs



Price / NAV
Externally managed average: 0.94x
Internally managed average: 1.30x
1.8x
1.5x
1.2x
0.9x
0.6x
0.3x
0.0x
0.85x – 0.95x(1)
1.10x – 1.30x(2)
0.74x
0.84x
0.98x
0.98x
0.98x
0.99x
1.04x
0.86x
1.33x
1.69x
Prospect Capital
PennantPark Investment
PennantPark Floating Rate
Solar Capital
TCG BDC
TCP Capital
New Mountain Finance
Triangle Capital (3,4)
Hercules Capital
Main Street Capital
Internally Managed BDC
Externally Managed BDC

Source: FactSet, SNL Financial, Relevant company filings. Note: Market data as of August 8, 2018.
Note: Includes select BDCs with assets greater than $800mm.

1. *Range used on page 17 in the valuation summary for Externally Managed BDCs.*
2. *Range used on page 17 in the valuation summary for Internally Managed BDCs.*
3. *On April 4, 2018, Triangle Capital Corp. announced the sale of its investment portfolio to Benefit Street Partners, LLC and an agreement in which Brings LLC will become the investment advisor.*
4. *Market data as of August 2, 2018 to reflect valuation prior to the closing of externalization transaction with Barings LLC, the closing of which was announced after the market closed on August 2, 2018.*

Select Precedent Transactions: BDCs



Price / Net Asset Value
1.20x
1.00x
0.80x
0.60x
0.40x
0.20x
0.80x - 1.00x(1)
Average: 0.82x
0.54x
0.48x
0.99x
0.91x
1.00x
0.80x
0.99x
0.86x(2)

Announcement Date	3-Aug-09	26-Oct-09	29-Apr-15	23-May-16	23-Jun-16	30-Sep-16	3-May-17	23-Jul-18
Target	Patriot Capital	Allied Capital	MCG Capital	American Capital	Full Circle Capital	Credit Suisse Park View BDC	NF Investment Corp	Corporate Capital Trust
Acquiror	Prospect Capital	Ares Capital	PennantPark Floating Rate Capital	Ares Capital	Great Elm Capital	CION Investments	TCG BDC	FS Investment Corporation

Source: Relevant company filings.
1. *Range used on page 17 in the valuation summary for BDC transactions multiples.*
2. *Based on transaction announcement documents, subject to change upon close.*

BARCLAYS

Pro Forma SIC: Discounted Cash Flow Analysis

Build of Free Cash Flow and Total Value

($ in millions)

	Projected Financials		
	2019E	2020E	2021E
Pro Forma SIC Net Investment Income	$89.2	$95.9	$102.1
Pro Forma SIC Net Asset Value	$1,109.0	$1,150.4	$1,194.8

Equity Value Sensitivities

Cost of Equity	NPV of Cash Flows (2019-21)	Terminal Value: 2021 P/NAV Multiple			Total Equity Value: 2021 P/NAV Multiple		
		0.80x	0.90x	1.00x	0.80x	0.90x	1.00x
8.0%	$255	$759	$854	$949	$1,014	$1,109	$1,204
9.0%	252	738	830	923	990	1,082	1,175
10.0%	249	718	808	898	967	1,057	1,146

Cost of Equity	Implied TV Growth Rate at 2021 P/NAV Multiples		
	0.80x	0.90x	1.00x
8.0%	(2.4%)	(1.4%)	(0.5%)
9.0%	(1.5%)	(0.5%)	0.4%
10.0%	(0.6%)	0.5%	1.3%

Source: MDLY management forecasts uploaded to the Integrate ShareVault virtual data room.
Note: Cash flows discounted to year-end 2018 using mid-year convention. Terminal value discounted three years to year-end 2018.

Appendices

MDLY Supporting Valuation Materials

MDLY Historical and Projected Income Statement

Historical and Forecasted P&L

($ in millions)	2016A	2017A	2018E	2019E	2020E	2021E
Revenue						
MCC	$18.5	$17.3	$13.7	$13.5	$13.5	$13.5
SIC	19.9	21.2	19.8	20.3	21.1	22.5
Other	11.6	12.4	15.0	21.5	29.5	40.5
Base Management Fees	$50.0	$50.9	$48.5	$55.2	$64.1	$76.5
Origination Fees	1.3	2.3	1.4	2.0	2.9	1.8
Incentive Fees	14.2	4.9	2.3	8.4	11.1	13.3
Performance Fees	2.4	(1.7)	0.6	1.1	2.2	3.6
Other Revenue and Fees	8.1	9.5	10.5	10.6	10.6	10.6
Total Revenue	**$76.0**	**$65.8**	**$63.3**	**$77.3**	**$91.0**	**$105.9**
Expenses						
Compensation & Benefits	$24.5	$24.7	$25.8	$28.6	$32.3	$37.4
Investment Expense (Income)	(0.3)	(2.4)	(0.3)	(0.7)	(0.7)	(0.7)
G&A and Other	11.3	9.8	9.4	10.1	10.2	10.2
NCI	2.1	4.4	1.9	1.1	2.5	4.5
Total Expenses	**$37.5**	**$36.4**	**$36.8**	**$39.1**	**$44.2**	**$51.4**
Core EBITDA	**$38.5**	**$29.4**	**$26.5**	**$38.2**	**$46.8**	**$54.5**
D&A	($0.9)	($0.9)	($0.9)	($0.9)	($0.9)	($0.9)
Interest Expense	(9.2)	(11.9)	(10.8)	(10.8)	(10.8)	(10.8)
Other	0.6	1.1	-	-	-	-
Pre-Tax Income	**$28.9**	**$17.8**	**$14.8**	**$26.5**	**$35.1**	**$42.8**
Taxes	(3.4)	(2.2)	(2.2)	(2.8)	(3.6)	(4.4)
Core Net Income	**$25.5**	**$15.5**	**$12.6**	**$23.6**	**$31.5**	**$38.4**
Fee Earning AUM	**$3,190**	**$3,158**	**$3,222**	**$3,773**	**$4,614**	**$5,537**

Source: MDLY management forecasts uploaded to the Integrate ShareVault virtual dataroom.

WACC Calculation: MDLY

Commentary

- Barclays calculated MDLY's Weighted Average Cost of Capital ("WACC") using the Capital Asset Pricing Model ("CAPM")
- Peer Comparables used to determine a peer average beta: APAM, BSIG, CNS, FII, MN, PZN, VCTR, VRTS and WDR
- Debt / Capitalization ratio is based on net debt guided by management and implied equity market capitalization, assuming LLC units are valued equally to Class A shares

Summary Outputs

WACC Analysis: Capital Asset Pricing Model (CAPM)

Assumption	Commentary	
Market Risk Premium (MRP)	Duff & Phelps U.S. Market Risk Premium	6.9%
Risk Free Rate (R_f)	Yield on 10-Year T-Bond (Treasury; as of August 8, 2018)	3.0%
$Beta_U$ (Unlevered)	Peer Average Beta	1.17
$Beta_L$ (Levered)	$Beta_U$ * (1+ D/E * (1-t))	1.90
Cost of Equity	**R_f + MRP * $Beta_L$**	**16.1%**
Size Premium Adjustment	Duff & Phelps Size Premium	5.6%
Tax Rate (t)	Normalized Tax Rate	33.2%
Adjusted Cost of Equity (K_E)		**21.7%**
Pre-tax Cost of Debt (K_D)[(1)]		8.5%
Post-tax Cost of Debt (K_D)		**5.7%**
Target Debt / Total Capitalization		48.6%
Weighted Average Cost of Capital (WACC)	**K_E * E/(D+E) + KD * (1-t) * D/(D+E)**	**13.9%**

1. Calculated as run-rate Q1 interest expense / Q1 average debt .

Pro Forma SIC Supporting Valuation Materials

Cost of Equity Calculation: Pro Forma SIC

Commentary

- Barclays calculated the pro forma SIC entity's Cost of Equity using the Capital Asset Pricing Model ("CAPM")
- Peer Comparables used to determine a peer average beta: CGBD, HTGC, MAIN, NMFC, PFLT, PNNT, PSEC, SCRC, TCAP, and TCPC

Summary Outputs

Cost of Equity Analysis: Capital Asset Pricing Model (CAPM)

Assumption	Commentary	
Market Risk Premium (MRP)	Duff & Phelps U.S. Market Risk Premium	6.9%
Risk Free Rate (R_f)	Yield on 10-Year T-Bond (Treasury; as of August 8, 2018)	3.0%
$Beta_U$ (Unlevered)	Peer Average Beta	0.34
$Beta_L$ (Levered)	$Beta_U$ * (1+ D/E * (1-t))	0.60
Cost of Equity	**R_f + MRP * $Beta_L$**	**7.1%**
Size Premium Adjustment	Duff & Phelps Size Premium	1.7%
Tax Rate (t)	Normalized Tax Rate	0.0%
Adjusted Cost of Equity (K_E)		**8.8%**

Note: BDCs can qualify as regulated investment companies, and therefore may not be subject to corporate-level taxes.

Summary Terms of Investment Advisory Agreements

Summary Terms of Investment Advisory Agreements

MDLY's investment advisory agreements with MCC and SIC are each terminable at the election of the BDC's independent directors

BDC	Management Fee[(1)]	Hurdle	Incentive Fee[(3,4)]	Capital Gains Fee[(4,5)]	Termination
MEDLEY CAPITAL CORPORATION	1.75% / 1.50%[(2)]	6.00%	17.50%	20.00%	Terminable by MCC on 60 days notice
SIERRA INCOME CORPORATION	1.75%	7.00%	20.00%	20.00%	Terminable by SIC on 60 days notice

Source: Relevant company filings.

1. *Management fee based on gross assets.*
2. *Management fee is 1.75%, on AUM up to $1.0bn and 1.50% for AUM over $1.0bn.*
3. *Management fee not included in the calculation of incentive or capital gains fees.*
4. *Fee based on net investment income.*
5. *Fee based on realized capital gains net of all realized capital losses and unrealized capital depreciation, and less any previously paid capital gains incentive fees.*